Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of First Colombia Gold Corp. for the quarter ended March 31, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the Quarterly Report on Form 10-Q of First Colombia Gold Corp. for the quarter ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, fairly presents in all material respects, the financial condition and results of operations of First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	May 15,2013

By:	/s / Gilberto Zapata
Name:	Gilberto Zapata
Title:	Chief Financial Officer (Principal Accounting Officer)

Date:	May 15,2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Colombia Gold Corp. and will be retained by First Colombia Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.